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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: MARCH 18, 2004

                               AMBIENT CORPORATION

             (Exact name of registrant as specified in its charter)



DELAWARE                            0-23723                 98-0166007
(State or Other Jurisdiction        Commission File         IRS Employer
of Incorporation)                   Number)                 Identification No.)


                  79 CHAPEL STREET, NEWTON, MASSACHUSETTS 02458
                    (Address of Principal Executive Offices)

                                  617-332-0004
              (Registrant's Telephone Number, including Area Code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURES

     Ambient Corporation (hereinafter, "Ambient" or the "Company") issued a press release announcing that it has received net proceeds of approximately $3.7 from the exercise of outstanding warrants. The warrants that were exercised included warrants that were issued to accredited investors in the Company's private placement financings in 2003. Ambient also announced today that of the approximately $4.6 million in aggregate principal amount of its 6% three-year convertible debentures that were issued in October and November 2003 in connection with Ambient's long-term funding, all but $145,000 have been converted into shares of the Company's common stock in accordance with the debenture terms.

A copy of the Company's press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c ) Exhibits

99.1 Ambient's Press Release issued March 18, 2004.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




DATE: MARCH 18, 2004                      AMBIENT CORPORATION

                                          BY: /s/ JOHN J. JOYCE,

                                          JOHN J. JOYCE,
                                          CHIEF EXECUTIVE OFFICER